UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2010

Art Technology Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26679	04-3141918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-386-1136

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 24, 2010, Gregory Hughes became an independent, non-employee director of Art Technology Group, Inc. (the “Company”). Mr. Hughes’ appointment was previously disclosed in our Current Report on Form 8-K filed on April 29, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Shareholders (“Annual Meeting”) was held on May 24, 2010.  Set forth below are the results of the votes taken at the Annual Meeting.

Of the 156,785,069 shares of the Company’s common stock outstanding as of the close of business on the March 31, 2010 record date, 140,875,981 shares were represented at the meeting.

The Company’s shareholders were voting on three matters at the Annual Meeting.  Those three matters were (1) the election of three Class II directors; (2) the approval of amendment and restatement of the Company’s Amended and Restated 1996 Stock Option Plan; and (3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

The three nominees for election to the Board of Directors, for three-year terms ending at the 2013 Annual Meeting, and until their successors are duly elected and qualified, were elected by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
David B. Elsbree	120,485,157	764,414	19,626,410
Ilene H. Lang	120,473,164	776,407	19,626,410
Daniel C. Regis	120,486,946	762,625	19,626,410

The shareholders approved the amendment and restatement of the Company’s Amended and Restated 1996 Stock Option by the following vote:

For	Against	Abstain	Broker Non-Votes
81,934,173	39,197,472	117,926	19,626,410

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 by the following vote:

For	Against	Abstain
139,617,712	1,146,402	111,867

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Art Technology Group, Inc.

May 26, 2010	By:	/s/ Julie M. B. Bradley

Name: Julie M. B. Bradley
Title: Senior Vice President and Chief Financial Officer